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                                                                     EXHIBIT 3.2

                                                            DATED: JULY 24, 1996

                                     BY-LAWS
                                       OF
                                 INFLUENCE, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1. Principal Office. The principal office of the Corporation shall be located in San Francisco, California or such other location as the Board may from time to time determine.

     Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 2.1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2. Annual Meetings. The annual meeting of shareholders shall be held at such time on such day as the Board of Directors in each year determines. At the annual meeting, the shareholders entitled to vote for the election of directors shall elect, by a
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plurality vote, a Board of Directors and transact such other business as may properly come before the meeting.

     Section 2.3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors and shall be called promptly by the Board of Directors at the written request of a majority of the entire Board of Directors then in office or the holders of record of at least twenty-five per cent (25%) of the issued and outstanding shares of the Common Stock of the Corporation. Any such request shall state the purpose or purposes of the proposed meeting. At any special meeting of shareholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

     Section 2.4. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour thereof, and, in the case of a special meeting of shareholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
Nothing herein contained shall preclude the shareholders from waiving notice as provided in Section 4.1 hereof.

     Section 2.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may
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transact any business which might have been transacted at the original meeting.
If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.6. Quorum. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of shareholders. If, however, such quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, when any business may be transacted that might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in
Section 4.1 hereof.

     Section 2.7 . Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, if any, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
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     Section 2.8.  Voting.  At each meeting of shareholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of shareholders shall be the vote of the shareholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation.

     Section 2.9. Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

     (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy of this section, the following shall constitute a valid means by which a stockholder may grant such authority.

            (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
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            (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

          (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          (d) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the
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interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

          Section 2.10. Written Consents. (a) Whenever a vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.
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          (c)  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to all stockholders.

                                  ARTICLE III
                                   DIRECTORS

          Section 3.1. Numbers. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time by a vote of a majority of the entire Board and shall be not less than one
(1) nor more than seven (7).

          Section 3.2. Qualifications, Election and Tenure. Directors shall be at least eighteen (18) years of age but need not be residents of the State of Delaware. Directors need not be shareholders of the Corporation. Except as otherwise provided in these By-Laws, directors shall be elected at the annual meeting of shareholders, and each director so elected shall hold office until the next annual meeting of shareholders and until his successor has been elected and has qualified.

          Section 3.3. Resignation and Removal. Any director may resign at any time upon notice of resignation to the Corporation and, to the extent permitted by law, any director may be removed, either with or without cause, at any time by vote of the shareholders at a special meeting called for that purpose or by the Board of Directors with cause.

          Section 3.4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever, except the removal of directors without
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cause, shall be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. Any director elected to fill a vacancy shall be elected until the next meeting of shareholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified. Vacancies occurring in the Board by reason of the removal of directors without cause shall be filled by vote of the shareholders unless the shareholders shall adopt a By-Law provided that the Board may fill such vacancies.

          Section 3.5. Powers and Duties. Subject to the applicable provision of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

          Section 3.6. Place of Meetings. All meetings of the Board of Directors may be held either within or without the State of Delaware.

          Section 3.7. Annual Meetings. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all such directors.
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          Section 3.8.  Regular Meetings.  Regular meetings of the Board of
Directors may be held upon such notice or without notice, at such time and at such place as shall from time to time be determined by the Board.

          Section 3.9. Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called promptly by the President or the Secretary upon the written request of any director specifying the special purpose thereof, on not less than twenty four (24) hours notice to each director. Such request shall state the date, time and place of meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 3.10. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the President, the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than one week is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice of who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to
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all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

          Section 3.11. Quorum and Voting. At all meetings of the Board of Directors a majority of the Directors then in office shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

          Section 3.12. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

          Section 3.13. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

          Section 3.14. Action Without a Meeting. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board of the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents
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thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

          Section 3.15. Telephone Participation. Any one or more members of the Board, or any committee of the board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 3.16. Committee of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one (1) or more directors. The Board may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.

          Section 3.17. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these by-laws.


          Section 3.18. Authority of Committees; Duties of Directors. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing, shall have and may exercise all the authority of the Board with respect to
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all matters. The designation of any committee and the delegation of authority thereto shall not alone relieve any director of his duty to the Corporation.

                                   ARTICLE IV
                                     WAIVER
          Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V
                                    OFFICERS

          Section 5.1. Executive Officers. The Board of Directors shall elect a President, a Secretary, a Chairman, and may choose one or more Vice-Chairmen, a Vice President, a Treasurer and one or more Assistant Secretaries. Any number of offices may be held by the same person. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of shareholders at which the Board
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of Directors was elected. The election of any director as President shall require the vote of a majority of disinterested directors.

          Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including additional Vice Presidents and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

          Section 5.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

          Section 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting. The removal of any director as President shall require the vote of a majority of disinterested directors.

          Section 5.5. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, may be filled by the Board of Directors for the unexpired term.

          Section 5.6. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.
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          Section 5.7.  The Chairman.  The Chairman shall preside at all meetings of the shareholders and the directors. The Chairman shall have general management of the business of the Corporation, subject to the control of the Board of Directors. In the absence of the Chairman, a Vice-Chairman, if there shall be any, shall preside at all meetings of the shareholders and directors.

          Section 5.8. President. The President shall be the chief executive officer of the Corporation. The President, in the absence of the Chairman and Vice-Chairman, if any, shall preside at all meetings of the shareholders and the directors. The President shall have active management responsibility for the business and affairs of the Corporation and be responsible for its day-to-day operations, subject to the control of the Board of Directors, and shall see to it that all orders and resolutions of the Board of Directors are carried into effect.

          Section 5.9. Vice Presidents. The Vice President, if there be one, or, if there shall be more than one, each Vice President, shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

          Section 5.10. Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all proceedings taken at such meeting in a book to be kept for that purpose; he shall see that all notices of meetings of shareholders and special meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the Corporation; he, or an Assistant Secretary, shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed
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it may be attested by his signature or the signature of such Assistant
Secretary; and in general, he shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

          Section 5.11. Treasurer. The Treasurer, if there shall be one, shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositaries as shall from time to time be selected by the Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; he shall render to the Chairman, the President and to each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, he shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

          Section 5.12. Other Officers. The Board of Directors may also elect or may delegate to the President the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the President, if he shall have appointed them, may from time to time prescribe.
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                                   ARTICLE VI
                   PROVISIONS RELATING TO STOCK CERTIFICATES
                                AND SHAREHOLDERS

          Section 6.1. Form and Signature. The shares of the Corporation shall be represented by certificates signed by the Chairman, if any, or the President or by any Vice President, if any, and the Secretary or an Assistant Secretary, if any, or the Treasurer, if any, or an Assistant Treasurer, if any, and shall bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each such share represented by such certificate.

          Section 6.2. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.


          Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer; and, in the event that the certificate refers to any agreement restricting
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transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

          Section 6.4. Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

          Section 6.5.  Record Date.   For the purposes of determining the
shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a record date. Such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date:
(1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting;
(2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more
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than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


          Section 6.6. Regulations. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to
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appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.


                                  ARTICLE VII
                               GENERAL PROVISIONS

          Section 7.1. Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and paid or made.

          Section 7.2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

          Section 7.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

            Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
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                                      -20-

                                                            DATED: JULY 24, 1996

          Section 7.5. General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated.



                                  ARTICLE VIII
                         INDEMNIFICATION OF DIRECTORS,
                           OFFICERS AND OTHER PERSONS

          Section 8.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

                                                            DATED: JULY 24, 1996

          Section 8.2. Prepayment of Expenses. The corporation shall pay the expenses, including attorneys' fees, of any person entitled by this Article VIII to be indemnified if such expenses were incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by any person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise.

          Section 8.3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 8.4. Determination of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in applicable law. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if

                                                            DATED: JULY 24, 1996

obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Section 8.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 8.6. Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

          Section 8.7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE IX
                            ADOPTION AND AMENDMENTS

          Section 9.1. Power to Amend. These By-Laws may be amended or repealed and any new By-Law may be adopted at any annual or special meeting by vote of a majority of the shareholders of the Corporation entitled at the time to vote for the election of directors; or by unanimous written consent of such shareholders without a meeting. These

                                                            DATED: JULY 24, 1996

By-Laws may be ratified, amended or repealed and any new By-Law may be adopted by a majority of the entire Board of Directors at any duly held meeting; provided that any By-Laws so ratified, amended or adopted by said majority may be amended or repealed, and any By-Law repealed by the Board of Directors may be reinstated, by a majority of the shareholders of the Corporation entitled to vote at the time for the election of directors.